UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: April 28, 2006

SONA DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

0-28311 (Commission File Number)	76-027334 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer

2610-1066 West Hastings Street,  Vancouver, British Columbia V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01           REGULATION FD DISCLOSURE

The information contained herein includes a press release dated April 28, 2006 in which Sona Development Corp. (“Sona”) announced the discontinuation of efforts to acquire Idea One, Inc. (“Idea One”). The press release is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.

This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Securities and Exchange Act of 1934 or the Securities Act of 1933 only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

ITEM 8.01           OTHER EVENTS

Sona executed a Letter of Intent on May 20, 2004, as amended, to acquire Idea One, through merger or acquisition. Idea One is a research and development company focused on the development of magnesium rechargeable batteries. Idea One was unable to satisfy certain conditions of the Letter of Intent which caused Sona to abandon its efforts to acquire Idea One.

Over the term of the Letter of Intent Sona loaned Idea One a total of $550,000 through a series of convertible promissory notes. The convertible promissory notes, as amended, were to automatically convert into Idea One common shares in the event that the transactions contemplated in the Letter of Intent were not completed by April 30, 2006. Since the transactions contemplated in the Letter of Intent will not be completed by April 30, 2006, Sona and Idea One have agreed to convert the outstanding balance, including accrued interest, of $595,642 as of April 30, 2006, at $0.40 per share into 1,489,106 shares of Idea One, on or about May 1, 2006, in full satisfaction of the debt.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)     The following exhibits are filed herewith:

Exhibit No.                    Page No.                              Description

99                                   3                                          Press release dated April 28, 2006, announcing Sona's

                                                                                   discontinuation of efforts to acquire Idea One.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sona Development Corp.                                                Date

By: /s/ Nora Coccaro                                                        April 28, 2006

Name: Nora Coccaro Title: Chief Executive Officer

Exhibit 99

SONA DEVELOPMENT CORP.

NEWS RELEASE

SONA DISCONTINUES EFFORT TO ACQUIRE RECHARGEABLE MAGNESIUM BATTERY DEVELOPER

April 28, 2006 — Vancouver, British Columbia — Sona Development Corp. (OTCBB:SDVC) (“Sona”) announced today that it will discontinue efforts to acquire Idea One, Inc. (“Idea One”), a research and development company that has built the world’s first successfully lab-tested magnesium rechargeable battery.

Sona executed a Letter of Intent on May 20, 2004, as amended, to acquire Idea One through merger or acquisition. Idea One was unable to satisfy certain conditions of the Letter of Intent which caused Sona to abandon its efforts to acquire Idea One.

Over the term of the Letter of Intent Sona loaned Idea One a total of $550,000 through a series of convertible promissory notes. The convertible promissory notes, as amended, were to automatically convert into Idea One common shares in the event that the transactions contemplated in the Letter of Intent were not completed by April 30, 2006. Since the transactions contemplated in the Letter of Intent will not be completed by April 30, 2006, Sona and Idea One have agreed to convert the outstanding balance, including accrued interest, of $595,642 as of April 30, 2006, at $0.40 per share into 1,489,106 shares of Idea One, on or about May 1, 2006, in full satisfaction of the debt.

A number of statements contained in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward looking statements involve a number of risks and uncertainties, including timely development, and market acceptance of products and technologies, competitive market conditions, successful integration of acquisitions and the ability to secure additional sources of financing. The actual results that Sona may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. Sona encourages the public to read the information provided here in conjunction with its most recent filings on Form 10KSB and Form 10QSB. Sona’s public filings may be viewed at www.sec.gov.

Contact: Nora Coccaro

Chief Executive Officer

Sona Development Corp.

Phone: (604) 602-1717

Email:noracoccaro@attglobal.net